September  24,  2001

TO:  U.S.  Securities  &  Exchange  Commission
     450  Fifth  Street,  N.W.
     Washington,  D.C.

Dear  Sirs:

     Please be advised that we agree with the statements relating to Van Buren & Hauke, LLC contained in Item 4 of Triple S Parts, Inc.'s Form 8-K., dated August 24, 2001.

Sincerely  yours,

/s/  Thomas  Hauke,  CPA
    Member
    Van  Buren  &  Hauke,  LLC